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                                                                    Exhibit 23.1















            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Fair Isaac Corporation:


We consent to the incorporation by reference in the registration statements (No. 333-114365, No. 333-114364, No. 333-102849, No. 333-102848, No. 333-97695, No.
333-66332, No. 333-66348, No. 333-32398, No. 333-32396, No. 333-95889, No.
333-83905, No. 333-65179, and No. 333-02121) on Form S-8 and in the registration statement (No. 333-111460) on Form S-3 of Fair Isaac Corporation of our report dated November 10, 2004, with respect to the consolidated balance sheets of Fair Isaac Corporation and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2004, which report appears in this Annual Report on Form 10-K of Fair Isaac Corporation for the year ended September 30, 2004. Our report refers to a change in the Company's method of accounting for goodwill in fiscal year 2003.


/s/ KPMG LLP


San Diego, California
December 13, 2004